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                                                                   EXHIBIT 8.01

                  [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]

                                February 1, 1994


American Telephone and Telegraph Company
32 Avenue of the Americas
New York, New York 10013-2412

Dear Sirs:

  Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of American Telephone and Telegraph Company ("AT&T") relating to the merger of Ridge Merger Corporation, a wholly-owned subsidiary of AT&T, with and into McCaw Cellular Communications, Inc.

  We have participated in the preparation of the discussion set forth under the heading "The Merger--Certain Federal Income Tax Consequences" in the joint proxy statement and prospectus that is part of the Registration Statement. In our opinion, such discussion is accurate in all material respects.

  We consent to the use of this opinion as Exhibit 8.01 to the Registration Statement and to the reference to our firm under the heading "The Merger-- Certain Federal Income Tax Consequences" in the joint proxy statement and prospectus that is part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very truly yours,

                                              /s/ Wachtell, Lipton, Rosen &
                                                  Katz